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Exhibit 10.10

ANEXO C
VERSION EN INGLES

ASSIGNMENT OF CONTRACT AGREEMENT

THIS AGREEMENT is made and entered in the City of Chihuahua, State of Chihuahua as of this the 18th day of August, 2005

AMONG:

MINERA RIO TINTO, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by MARIO AYUB TOUCHE in his capacity as Sole Administrator holding general powers of attorney for legal representation and collections, acts of administration and domain, and having an office at Av. Pascual Orozco Number 2117- Altos, La Cima, C. P. 31310, Chihuahua, Chihuahua (RFC MRT940802NN2) (hereinafter referred to as " Assignor")

OF THE FIRST PART

AND:

MINERA RACHASA, S.A. DE C.V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by RAFAEL MARIO CHAVEZ SAENZ in his capacity as Legal Representative holding general powers of attorney for legal representation and collections, acts of administration and domain, and having an office atNiños Héroes No. 410 Colonia Centro, Chihuahua, Chihuahua (RFC BMM-900120-8B6) (hereinafter referred to as the “Concessionaire”)

OF THE SECOND PART

AND

SUNBURST MINING DE MÉXICO, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, herein represented by TRACY ALLIN MOORE in his capacity as Sole Administrator holding general powers of attorney for legal representation and collections, acts of administration and domain, and having an office at Av. Del Mar # 1022 - 5 Zona Costera, Mazatlán, Sinaloa, CP 82149, (RFC SMM050708TJ7) (hereinafter referred to as " Assignee")

OF THE THIRD PART

WHEREAS:

A.	The Concessionaire is the sole legal and beneficial recorded owner of the Mining Concession.

B.
The Concessionaire and Assignor have executed the San Francisco Option Agreement whereby the Concessionaire has granted to the Assignor and the Assignor has acquired from the Concessionaire, the exclusive right and option to purchase the Mining Concession.

C.	The Assignee desires to acquire all of the rights and assume all of the obligations of the Assignor contained in the San Francisco Option Agreement.

D.
The Concessionaire desires to grant consent for the Assignee to acquire all of the Assignor’s rights and obligations agreed upon under the San Francisco Option Agreement, subject to the terms and conditions set out in this Agreement (as defined here-below).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual warranties and representations herein contained, the parties agree as follows:

SECTION 1
INTERPRETATION AND DEFINITIONS

1.1. The following Schedules shall form part of this Agreement:

Schedule A - The San Francisco Option Agreement
Schedule B - Net Smelter Return Royalty
Schedule C -  English Version of this Agreement

1.2. The following terms shall, when used in this Agreement, have the meaning and interpretation set forth as follows (except as otherwise expressly provided or as the context otherwise requires):

Mining Activities means all exploration rights granted by the Mining Act of Mexico and its Regulations to the title holders of the Mining Concession, including, without limitation, all work or activities conducted for purposes of: (a) identification of mineral deposits and quantification and evaluation of mineral resources to determine the economic feasibility of its recovery, and (b) preparation and development of the area comprising the mineral deposit to recover or extract the mineral products, the Assignment means the assignment to the Assignee of all rights granted to, and the obligations assumed by, the Assignor under the San Francisco Option Agreement as set forth in Section 4,

Mining Concession means the mining exploitation concession no. 191486, mining lot “San Francisco” located in the Municipality of Guazaparez, Chihuahua, and any concessions or other interests into which such concession may have been converted, this Agreement means this agreement, as from time to time supplemented or amended by the parties,

San Francisco Option Agreement means the Exploration and Option to Purchased Agreement notarially ratified in the City of Chihuahua, Chihuahua on June 25, 2004 between the Assignor (acting as the Exploration Company) and MINERA RACHASA, SA de CV (acting as the Concessionaire), in the presence of MARCELA REYNA MOLINAR, notary public no. 7 in and for the Judicial District Morelos State of Chihuahua, whereby the Concessionaire granted to the Assignor the exploration and exclusive right and option to purchase an undivided 100% interest in and to the Mining Concession for a term of sixty months from the date of signing thereof; a copy of the San Francisco Option Agreement is attached as Schedule A hereto and made part hereof,

NSR Royalty means the 0.5% net smelter return royalty to be paid to the Assignor from sale of minerals extracted from the Mining Concession pursuant to Clause 6 and Schedule B of this Agreement ,

Royalty of the Concessionaire means the 2% net smelter return royalty to be paid to the Concessionaire from sale of minerals extracted from the Mining Concession pursuant to Clause 4 of the San Francisco Option Agreement.

SECTION 2
REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR AND THE CONCESSIONAIRE

2.1	The Assignor and the Concessionaire individually and collectively represent and warrant to the Assignee that

(a)
the Concessionaire is the sole legal and beneficial recorded owner of the Mining Concession and will remain so entitled in accordance with this Agreement so as to allow the Assignee to exercise the Option in accordance with the San Francisco Option Agreement,

(b)
the Mining Concession is, as of the date hereof and will remain during the term of this Agreement, (a) free and clear of all liens, charges (with the exception of the Royalty of the Concessionaire), encumbrance and adverse claims of others or challenge against or to their ownership or title, (b) in full compliance with all obligations imposed under the Act and (c) free and clear of any agreement or option, or any right or privilege capable of becoming an agreement or option for the purchase or acquisition of any of the rights attached thereto,

(c)	the Concessionaire possesses the legal capacity required under Mexican law to consent to the Assignment and to grant the Option to the Assignee,

(d)	the Mining Concession has been duly and validly located and is accurately described in the definition of “Mining Concession”,

(e)	the San Francisco Option Agreement is, as of the date hereof:

(i)	in full force and effect, binding upon the parties thereto and enforceable upon its terms,

(ii)	in good standing in respect to the payment of the obligations therein set out,

(iii)	free and clear of any claim, challenge, suit or procedure instituted against or in respect of any of the rights and obligations therein contained, nor to their knowledge there is any basis therefore.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE

3.1	The Assignee represents and warrants that

(a)
it possesses the legal capacity under Mexican law to acquire, hold and deal as a proprietor (i) Mining Concession located within the territory of Mexico in accordance with article 11 of the Mining Act, and (ii) real estate property located outside of the constitutionally-restricted area within Mexico in accordance with article 10-A of the Foreign Investment Act and article 8 of its Regulations,

(b)	it is, with respect to all required filings with the Registrar of Companies of its incorporating jurisdiction, the Mines Recorders’ Office and the Foreign Investment Registry, in good standing,

(c)	it has obtained all necessary approvals, consents, licenses and registrations to enter into and perform its obligations hereunder, and in particular, to acquire the Assignment and the Option.

SECTION 4
GRANTING OF ASSIGNMENT

4.1.
The Assignor hereby assigns and transfers to the Assignee all of its rights and obligations contained in the San Francisco Option Agreement (attached as Schedule A hereto), as they exist as of the date of signing of this Agreement.

4.2.
The Assignee hereby accepts and acquires the Assignment and hereinafter assumes all rights and obligations of the Assignor under the San Francisco Option Agreement, as they exist as of the date of signing of this Agreement.

4.3.
The Concessionaire hereby irrevocably consents to the Assignment and acknowledges that the Assignee has hereinafter assumed all rights and obligations of the Assignor under the San Francisco Option Agreement, as they exist as of the date of signing of this Agreement, as if such Agreement had been originally executed by the Assignee.

SECTION 5
RIGHTS AND OBLIGATIONS OF THE ASSIGNEE

5.1.	Without limiting the scope, interpretation or generality of the provisions of the San Francisco Option Agreement, the rights herein acquired by the Assignee under such Agreement, include, among others

a)
the exclusive right and option, but not the obligation, to purchase, during the term of sixty months from the date of signing of the San Francisco Option Agreement, an undivided 100% title to the Mining Concession on payment of $ 250,000US,

b)	the exclusive right to carry out the Mining Activities on any portion of the Mining Concession during the term of sixty months from the date of signing of the San Francisco Option Agreement.

5.2.
Without limiting the scope, interpretation or generality of the provisions of the San Francisco Option Agreement, the obligations herein assumed by the Assignee under such Agreement, include, among others

a)	the obligation to carry out the Mining Activities in compliance with legislation applicable to mining and protection of the environment,

b)	the obligation to pay the Royalty of the Concessionaire as set out in Clause 4 of the San Francisco Option Agreement,

c)	the obligation to make payment of mining duties owing on the Mining Concession from the date of signing of the San Francisco Option Agreement,

d)	the obligation to pay to the Concessionaire the amounts set out in Clause 4 of the San Francisco Option Agreement.

SECTION 6
ASSIGNOR’S ROYALTY

6.1.
The Assignor hereby reserves, and the Concessionaire and the Assignee acknowledge and agree, the right to a 0.5% net smelter return royalty from the sale of minerals extracted from the Mining Concession during the term this Agreement is in full force and effect. The royalty herein set out shall be paid to the Assignor in accordance with the terms and conditions set out in Schedule B (“Net Smelter Return Royalty”) of this Agreement.

SECTION 7
GENERAL PROVISIONS
a.
7.1.
Early Termination. The Assignee, but not the Assignor or the Concessionaire, may at any time prior to the exercise of the Option terminate this Agreement on 30 days' written notice to the Assignor and the Concessionaire and, in the event of such termination, this Agreement, except for the obligations of the Assignee incurred prior to the effective date of termination, will be of no further force and effect.

7.2.
Reinstatement of the San Francisco Option Agreement. In the event of Early Termination by the Assignee as described in Clause 7.1. the San Francisco Option Agreement will be reinstated as if this Agreement had not been executed (except for the payments made by the Assignee under this Agreement which shall be deemed as having been made by the Assignor) and the Assignor shall again be the exclusive holder of the rights and the sole obligor to the obligations contained in the San Francisco Option Agreement, as they legally exist on the effective date of the Early Termination.

7.3.
Notices. Any notice or notification given or required to be given between the parties as a result of the application of this Agreement shall be given in writing and shall be addressed to the latest domiciles set out by the parties under this Agreement, which domiciles are, until further notice is given, as follows:

If to the Assignee:	If to the Assignor:
SUNBURST MINING DE MEXIC, SA DE CV
Atención: Al Administrador Único
Sunburst Mining de México, SA de CV
Av. Del Mar No. 1022-5 Zona Costera
Mazatlán, Sinaloa, México. C. P.82149
Tel. (6699) 90 05 48
Fax.(6699) 86 98 59
MINERA RIO TINTO, S.A. DE C.V. Atención: Mario Ayub Touche Minera Rio Tinto, SA de CV Av. Pascual Orozco No.2117 La Cima, Chihuahua, Chihuahua, México. Tel. (614) 414-7191

If to the Concessionaire:

MINERA RACHASA, SA de CV
Atención: RAFAEL MARIO CHAVEZ SAENZ
Niños Héroes No.410 Colonia Centro
Chihuahua, Chihuahua, México,

The parties may, at any time, change their domiciles by ten days written notice to the other party.

All Notices shall be given (i) by personal delivery, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested or by commercial courier. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following actual receipt of the mailed confirmation, and (iii) if solely by mail or by commercial carrier, on the next business day after actual receipt. A Party may change its address by Notice to the other Party.

7.4.
Governing Law. This Agreement shall be construed and regulated by the provisions of the Mining Act of Mexico and its Regulations, the Code of Commerce, the Federal Civil Code and the Civil Code of the State of Chihuahua, Mexico. The parties hereto attorn to the jurisdiction of the state and federal tribunals of the City of Chihuahua, State of Chihuahua, which shall have the authority to resolve any dispute, suit or claim arising under, or the interpretation or construction of, this Agreement. The parties hereby relinquish their respective right to the jurisdiction of any other tribunal or court to whose jurisdiction they might have a right to, by virtue of their current or future domiciles or by provision of any law currently or in the future in force.

7.5.
Further Assurances. The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instalments of further assurance which may be reasonably necessary or required by law to grant to the Assignee the exclusive right and option to purchase the Mining Concession and/or to record this Agreement at the Mines Registry office of the Federal Bureau of Mines.

7.6.
Languages. This Agreement is approved by the parties in the English and Spanish languages. The parties agree that in the event of discrepancy between the two versions, the Spanish version shall prevail. The parties acknowledge to having obtained sufficient independent legal advice and to having read and understood (through their respective appointed interpreters and legal counsel) the legal effects and validity of this Agreement in both the Spanish and English versions. The English version is attached as schedule C hereto and made part hereof for all corresponding legal effects.

IN WITNESS WHEREOF the parties have executed this agreement on the date first above written.

THE “ASSIGNOR”

MINERA RIO TINTO, S.A. DE C. V.

__________________________
MARIO AYUB TOUCHE
ITS SOLE ADMINISTRATOR

THE “ASSIGNEE”

SUNBURST MINING DE MÉXICO, S. A. DE C. V.

____________________________
TRACY ALLIN MOORE
ITS SOLE ADMINISTRATOR

THE “CONCESSIONAIRE”

MINERA RACHASA, SA DE CV

__________________________
RAFAEL MARIO CHAVEZ SAENZ
LEGAL REPRESENTATIVE

SCHEDULE A
THE SAN FRANCISCO OPTION AGREEMENT

SCHEDULE C
NET SMELTER RETURN ROYALTY

ARTICLE I

DEFINITIONS

Any capitalized terms used but not otherwise defined in this Schedule shall bear the meaning ascribed to such capitalized terms in the Agreement. As used herein, the following terms shall have the meanings assigned to them as follows (in the event any term or definition of this Schedule shall conflict with any term or definition in the Agreement, the term or definition in this Schedule shall control and govern):

1.1	“Affiliate” means any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, a Party.

1.2	“Agreement” means this Assignment of Rights Agreement signed with respect to the Mining Concession by the Grantor and the Royalty Holder to which this Schedule is attached and made part.

1.3	“Allowed Deductions ” means the following charges to be deducted from Revenue:

(a)
melting, refining, sampling and treatment charges castigos charges, and including, without restricting the generality of the foregoing, losses of metals and charges for impurities and sale and handling charges during smelting and refining (including price participation charges for refining and/or refineries);

(b)
handling, transportation and insurance charges for the transportation of the Products from the mining lots comprised in the Mining Concessions to the smelter, refinery or any other place designated for treatment, and, in the event of gold, silver or precious metals concentrates, insurance charges;

(c)	ad valorem and production sale-based taxes, but not income taxes;

(d)	marketing charges, including commissions of the sale of Mineral Products; and,

(e)	any other charge as agreed upon by the parties from time to time.

1.4	“Area of Interest” means that area that falls within the outer perimeter of the Property.

1.5	“Company” means Sunburst Mining de Mexico, S.A. de C.V., a company incorporated pursuant to the laws of the United Mexican States, which is the Grantor under this Agreement, and its successors and assigns.

1.6	“Commercial Production” means the time at which the Grantor or its authorized operator engages in sustained large-scale recovery operations which yield a quantity of Products sufficient to indicate clearly that the principal purpose is large-scale production rather than production intended for information gathering, analysis or the testing of equipment or plant.

1.7	“Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (a) the legal or beneficial ownership of voting securities or membership interests; (b) the right to appoint managers, directors or corporate management; (c) contract; (d) operating agreement; (e) voting trust; or otherwise; and, when used with respect to an individual, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

1.8	“Deemed Revenue” means the following:

1.8.1
Where the Grantor or its Affiliates produce as a final Product or have produced as a final Product through a tolling or smelting or refining contract or any other transaction that results in the return to, or credit to the account of, Grantor or its Affiliates, of refined copper meeting either the good delivery requirements of the London Metal Exchange (“LME”) for Grade "A" Copper Cathode or for High Grade Copper meeting the COMEX division of the New York Mercantile Exchange ("COMEX") requirements for delivery, and/or fine gold bullion of .995 or better (“Gold Bullion”) and/or silver bullion of .9995 or better (“Silver Bullion”), in each case from ores or other material mined and removed from the Property, then notwithstanding anything in this Schedule to the contrary, the term “Deemed Revenue” for such metal shall be deemed to mean the net number of pounds avoirdupois of copper or troy ounces of Gold Bullion and Silver Bullion, as the case may be, returned to, or credited to the account of, Grantor or its Affiliates in a calendar quarter, multiplied by: (i) for copper, the average of the LME Settlement Price for Grade “A” Copper Cathode in the case of LME Grade “A” Copper Cathode or of the COMEX most nearby spot price in the case of COMEX High Grade Copper, in each case for the calendar quarter in which such copper is returned or credited; (ii) for Gold Bullion, the average London Bullion Market Association P.M. Gold Fixing for the calendar quarter in which such bullion is returned or credited; or (iii) for Silver Bullion, the average London Bullion Market Association Silver Fixing for the calendar quarter in which such bullion is returned or credited.

1.8.2
The average price for the calendar quarter shall be determined by dividing the sum of all daily prices posted during the relevant calendar quarter by the number of days that prices were posted. The posted price shall be obtained, in the case of LME Grade “A” copper cathode or COMEX Grade Copper, from Platt’s Metals Price Alert, Metals Week Monthly Averages for the applicable period or Metals Bulletin, but corrected to the official quotations of COMEX or the London Metal Exchange in the event of printing errors, and for other prices, The Wall Street Journal, Reuters, or other reliable source selected by the Grantor. If the LME Settlement Price for Grade “A” Copper Cathode, or the COMEX most nearby spot price for High Grade Copper, the London Bullion Brokers P.M. Gold Fixing or the London Bullion Brokers Silver Fixing, as the case may be, ceases to be published, the Parties shall agree upon a similar alternative method for determining the average daily spot market price for refined copper, Gold Bullion or Silver Bullion, as the case may be, or upon failure to so agree, the average of the daily LME settlement prices during such period, as reasonably determined by the Grantor, shall be used.

1.8.3
In the case where an intermediate Product not described above as a final Product is distributed to an Affiliate of the Grantor and such intermediate Product is converted by such Affiliate or a third Person on behalf of such Affiliate to a Product meeting the standards set forth in this definition, then for purposes of calculating Deemed Revenue such Product shall be deemed produced, and the Deemed Revenue received, by the Grantor.

1.9
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, from time to time, applied on a consistent basis.

1.10	“Grantor” shall mean the Company and its successors and assigns

1.11	“Mine” shall mean any excavation in the earth or in any tailings, whether being worked or not, made for the purpose of winning or exploiting Products, and shall include:

a)
any shaft, surface mine, tunnel or opening, underground or otherwise, from or through which Products have been or may be removed or extracted by any method whatsoever, in quantities larger than those required for purposes of Evaluation;

b)
the mining area and all buildings, structures, mine dumps, machinery, equipment, tools, access roads, airstrips, power lines, power generation facilities, evaporation and drying facilities, pipelines, railroads and other facilities for mining, transporting, storing and disposing of Products, waste and other materials; and

c)	any other facilities and objects required or intended to be used for the purposes of or in connection with such winning or exploitation.

1.12	“Net Revenue” shall be the Revenue less the Allowed Deductions pertaining to such Revenue, in each case for the applicable calendar quarter.

1.13	Net Smelter Return Royalty” means the royalty granted by this Schedule B.

1.14
“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, firm, estate, governmental authority or any agency or political subdivision thereof, or other entity.

1.15	“Physical Product Revenue” shall mean revenues received for Products other than those described in the definition of “Deemed Revenue”. The amount of such revenues shall be determined as follows:

1.15.1
If Products mined and removed from the Property are sold to a smelter, refiner or other purchaser (other than the Grantor or Affiliates of the Grantor) in the form of a crude or intermediate Product not meeting the requirements in subsection 1.6.1 of the definition of "Deemed Revenue" for metals as provided above (such as the sale of copper concentrates) or are distributed to an Affiliate but are not converted by such Affiliate into a final Product meeting the requirements in the definition of “Deemed Revenue” for metals as provided above, then the amount of Physical Product Revenue with respect to such crude or intermediate Product shall equal the amount of net revenues actually received by the Grantor from the physical sale of the payable metals in such Products to the smelter, refiner or other purchaser of Products, including any bonuses, premiums, and subsidies, and after deducting all Allowed Deductions , whether deducted by the purchaser or paid or incurred by the Grantor. In the case where such products are distributed in kind to an Affiliate of the Grantor and then are sold without further processing by or for such Affiliate, such sale shall be deemed to be a sale by the Grantor for the purposes of making the calculations in this subsection 1.19.1 and the Revenue shall be deemed to have been received by the Grantor.

1.15.2
If Products mined and removed from the Property and distributed to an Affiliate in any transaction that is not covered by either subsection 1.19.1 above or the definition of Deemed Revenue, then in such event the Revenue attributed to such Products shall be the fair market value price that would otherwise be received from a third Party in an arm's length transaction for the sale of such Product, net of any Allowed Deductions incurred.

1.16
“Products” shall mean all ores, concentrates, precipitates, cathodes, leach solutions, doré, or any other primary, intermediate or final metallic products extracted, mined and removed from the Mining Concessions for commercial sale. Products shall not include any material mined and removed from the Mining Concessions for use by Grantor for roads, foundations, concrete or other construction or industrial uses relating to the Property or material that is processed that did not originate from the Property.

1.17	“Property” for purposes of this schedule means the Mining Concession, subject to any modification, change or improvement thereon made from time to time by the Grantor.

1.18	“Revenue” means the sum of Physical Product Revenue and Deemed Revenue for the applicable calendar quarter.

1.19	“Royalty Account” means the accounting account established by the Grantor or on its behalf for the recordation of:

a)	all Allowed Deductions, as debit, calculated at the cash value at the time each cost is incurred, and

b)	all Revenue, as credit,

for purposes of the computation of the Net Smelter Return Royalty payable in each case for the applicable calendar quarter.

1.20	Royalty Holder” shall mean Minera Rio Tinto, S.A. de C.V.,

1.21	“Royalty Percentage” shall mean half of a percentage point (0.5%).

1.22
“Trading Activities” shall mean any and all price hedging and price protection activities undertaken by Grantor or its Affiliates with respect to any Products, raw materials, interest rates or currency exchanges including without limitation, any forward sale and/or purchase contracts, spot-deferred contracts, option contracts, speculative purchases and sales of forward, futures and option contracts, both on and off commodity exchanges. Such Trading Activities, and the profits and losses generated thereby, shall be taken into account in the calculation of royalties due to Royalty Holder, in connection with the determination of price, the date of sale, or the date any royalty payment is due.

1.23	“Transfer” shall mean any sale, grant, assignment, conveyance, encumbrance, pledge, hypothecation, abandonment or other transfer.

2

COMPUTATION AND PAYMENT OF NET SMELTER RETURN ROYALTY

2.1
Computation. To compute the Net Smelter Return Royalty, the Grantor shall multiply the Net Revenue (shown as positive balance on the Royalty Account) by the Royalty Percentage in each case for the immediately preceding calendar quarter.

2.2
No Net Smelter Return Royalty shall be paid hereunder until the cumulative total of Revenue (shown as credits on the Royalty Account) exceeds the cumulative total of Allowed Deductions (shown as debits on the Royalty Account) calculated from the effective date of signing of this Agreement.

2.3	Payments.

2.3.1. Grantor’s obligation to pay the Net Smelter Return Royalty shall commence from the date following the delivery by the Grantor to the Royalty Holder of a notice indicating commencement of Commercial Production.

2.3.2. Upon Grantor’s determination that Net Smelter Return Royalty payments are due and owing under this Schedule, the Grantor shall pay to the Royalty Holder a payment equal to the Net Smelter Return Royalty computed under Section 2.1 within 45 days after the end of the calendar quarter for which such computation is made, and shall deliver with such payment a copy of the calculations used in connection with such payment. Any overpayments or underpayments shall be corrected in the next calendar quarter following determination of such adjustment.

3

ACCOUNTING MATTERS

3.1
Accounting Principles. Subject to the provisions of applicable Mexican tax laws, all Revenue and Allowed Deductions shall be recorded on the Royalty Account and determined in accordance with GAAP as applied by the Grantor. Revenue and Allowed Deductions shall be determined by the accrual method.

4

AUDITS

4.1
Audit. The Royalty Holder, upon written notice, shall have the right to have an independent firm of certified public accountants audit the records that relate to the calculation of the Net Smelter Return Royalty within two (2) months after receipt of a payment under Section 2.3.2. hereof. Any calculation not so audited shall be deemed final and shall not thereafter be subject to audit or challenge.

4.2
Disputes. The Royalty Holder shall be deemed to have waived any right it may have had to object to a payment made for any calendar quarter, unless it provides notice in writing of such objection within 2 months after receipt of final payment for the calendar quarter.

5

GENERAL

5.1
Records. Grantor shall keep accurate records of tonnage, volume of Products, analyses of Products, weight, moisture, assays of payable metal content and other records, as appropriate, related to the computation of Net Smelter Return Royalty hereunder.

5.2	Operations. The Grantor and its Affiliates shall be entitled to (i) make all operational decisions with respect to the methods and extent of mining and processing of Products mined or derived from the Property (for example, without limitation, the decision to process by heap leaching rather than conventional milling), (ii) make all decisions related to sales of such Products, and (iii) make all decisions concerning temporary or long-term cessation of operations.

5.3
Interest. Nothing contained in the Agreement to which this Schedule is attached and made part hereof, shall be construed as conferring upon the Royalty Holder any right to or beneficial interest in the Property. The right to receive the Net Smelter Return Royalty from the Grantor as and when due shall be and shall be deemed to be a contractual right only. Furthermore, the right to receive such Net Smelter Return Royalty as and when due shall not be deemed to constitute the Grantor the partner, agent or legal representative of the Royalty Holder or to create any fiduciary relationship between them for any purpose whatsoever.

5.4
Right to Inspect. The Royalty Holder or its authorized representative on not less than 30 days’ notice to the Grantor, may enter upon all surface and subsurface portions of the Property for the purpose of inspecting the Property, all improvements thereto and operations thereon, and may inspect and copy all records and data pertaining to the computation of its interest, including without limitation such records and data which are maintained electronically. The Royalty Holder or its authorized representative shall enter the Property at the Royalty Holder’s own risk and may not unreasonably hinder operations on or pertaining to the Property. The Royalty Holder shall indemnify and hold harmless the Grantor and its Affiliates (including without limitation direct and indirect parent companies), and its or their respective directors, officers, shareholders, employees, agents and attorneys, from and against any Liabilities which may be imposed upon, asserted against or incurred by any of them by reason of injury to the Royalty Holder or any of its agents or representatives caused by the Royalty Holder’s exercise of its rights herein.

5.5	Notices.

All notices, payments and other required communications (herein “Notices”) permitted or required hereunder shall be in writing, and shall be addressed to the respective domiciles of the Grantor and the Royalty Holder in the form and as set out in the Agreement to which this Schedule is attached.

5.6	Confidentiality.

5.6.1
Except as provided in Section 5.6.2, all information and data provided to the Royalty Holder under the terms of this Schedule shall not be disclosed by the Royalty Holder to any third Party or the public without the prior written consent of the Grantor, which consent shall not be unreasonably withheld.

5.6.2	The consent required by Section 5.6.1 shall not apply to a disclosure:

5.6.2.1	To an Affiliate or representative that has a bona fide need to be informed (but subject to the obligations of confidentiality herein);

5.6.2.2	To a governmental agency or to the public which the disclosing Affiliate believes in good faith is required by applicable Law or the rules of any stock exchange;

5.6.2.3
Made in connection with litigation or arbitration involving a Party where such disclosure is required by the applicable tribunal or is, on the advice of counsel for such Party, necessary for the prosecution of the case, but subject to prior notification to the other Party to enable such Party to seek appropriate protective orders.

5.6.3
Prior to any disclosure described in Subsections 5.6.2 (a), (b) or (c) above, such third Party shall first agree to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section 5.6.

Notwithstanding anything contained in this Agreement to the contrary, a Party shall not disclose pursuant to this Agreement any geological, engineering or other data to any third Party without disclosing the existence and nature of any disclaimers which accompany such data and the requirements of applicable law or regulation or rules of the applicable stock exchange for public reporting, as the case may be.

5.7
Commingling. The Grantor shall have the right to commingle ore, concentrates, minerals and other material mined and removed from the Mining Concessions from which Products are to be produced, with ore, concentrates, minerals and other material mined and removed from other lands and Property; provided, however, that the Grantor shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling. In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, the Grantor may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on the Royalty Holder. In addition, comparable procedures may be used by the Grantor to apportion among the commingled materials all penalty and other charges and deductions, if any, imposed by the smelter, refiner, or purchaser of such material.

5.8
Change in Ownership of Right to Net Smelter Return Royalty. No change or division in the ownership of the Net Smelter Return Royalty, however accomplished, shall enlarge the obligations or diminish the rights of Grantor. Royalty Holder covenants that any change in ownership of the Net Smelter Return Royalty shall be accomplished in such a manner that Grantor shall be required to make payments and give notice to no more than one Person, and upon breach of this covenant, Grantor and its Affiliates may retain all payments otherwise due in escrow until the breach has been cured. No change or division in the ownership of the Net Smelter Return Royalty shall be binding on Grantor until a certified copy of the recorded instrument evidencing the change or division in ownership has been received by Grantor.

5.9
Assignment by Grantor. Grantor shall be entitled to Transfer all or any portion of its interest in the Property. If the Grantor Transfers all or any portion of its interest in the Property, upon obtaining from the transferee a written assumption of the obligations of the Grantor pursuant to this Schedule with respect to the interest so Transferred, the Grantor shall thereupon be relieved of all liability for payment of royalties under this Schedule for any royalties that may thereafter arise with respect to such transferred interest.

CONTRATO DE CESION DE CONTRATO

EL PRESENTE CONTRATO es celebrado en la Ciudad de Chihuahua, Estado de Chihuahua con fecha del 18 de Agosto de 2005

ENTRE:

MINERA RIO TINTO S.A. DE C.V. sociedad debidamente constituida y en existencia conforme a las leyes de los Estados Unidos Mexicanos, representada en el presente acto por el SR. MARIO AYUB TOUCHE en su carácter de Administrador Único con poderes generales para pleitos y cobranzas, actos de administración y dominio, con domicilio en Ave. Pascual Orozco No. 2117 - Altos, Colonia la Cima, C. P. 31310, Chihuahua, Chihuahua (R. F. C. MRT940802NN2) (denominada en lo sucesivo como "Cedente")

POR LA PRIMERA PARTE

Y

MINERA RACHASA, S.A. DE C. V. sociedad debidamente constituida y en existencia conforme a las leyes de los Estados Unidos Mexicanos, representada en el presente acto por el SR. RAFAEL MARIO CHAVEZ SAENZ su carácter de Apoderado Legal con poderes generales para pleitos y cobranzas, actos de administración y dominio, con domicilio en Niños Héroes No.410 Colonia Centro, Chihuahua, Chih.( RFC: BMM-900120-8B6); (denominada en lo sucesivo como la "Concesionaria")

POR LA SEGUNDA PARTE

Y

SUNBURST MINING DE MÉXICO, S. A. DE C. V. sociedad debidamente constituida y en existencia conforme a las leyes de los Estados Unidos Mexicanos, representada en el presente acto por el SR. TRACY ALLIN MOORE en su carácter de Administrador Único con poderes generales para pleitos y cobranzas, actos de administración y dominio, con domicilio en Av. Del Mar N. 1022 interior 5, Zona Costera Mazatlán, Sinaloa, C. P. 82149 (denominada en lo sucesivo como la "Cesionaria")

POR LA TERCERA PARTE

CONDSIDERANDO QUE:

A.	La Concesionaria es la titular exclusiva de la Concesión Minera.

B.
La Concesionaria y la Cedente han celebrado el Contrato de Opción San Francisco mediante el cual la Concesionaria otorgó a la Cedente y la Cedente adquirió de la Concesionaria el derecho de opción de compra de la Concesión Minera.

C.	La Cesionaria desea adquirir todos los derechos y asumir todas las obligaciones de la Cedente contenidos en el Contrato de Opción San Francisco.

D.
La Concesionaria desea otorgar su consentimiento para que la Cedente adquiera todos los derechos y asuma todas las obligaciones de la Cedente contenidos en el Contrato de Opción San Francisco, conforme a los términos y condiciones pactados en el presente Contrato (términos que se definen en adelante).

POR LO TANTO,en virtud de las manifestaciones y garantías declaradas mutuamente por las partes en el presente Contrato, las partes acuerdan de la siguiente manera:

CLAUSULA 1
INTERPRETACION Y DEFINICIONES

1.1. Los siguientes Anexos formarán partes del presente Contrato:

Anexo A - El Contrato de Opción San Francisco
Anexo B -  Regalía Sobre Liquidaciones Netas de Fundición
Anexo C - Versión en Inglés de este Contrato.

1.2. Los siguientes términos tendrán, cuando sean utilizados en el presente Contrato, el significado e interpretación que a continuación se señalan (excepto si se provee expresamente en contrario o si el contexto lo requiere de otra manera):

(a)  Actividades Mineras significa todo derecho de exploración otorgados por la Ley Minera y su Reglamento a los titulares de la Concesión Minera, incluyendo, sin limitar, todo trabajo u obra ejecutados sobre la Concesión Minera con el propósito de: (a) identificar depósitos minerales y cuantificar las reserves mineras para determinar la factibilidad económica de su recuperación; y (b) preparar y desarrollar el área que comprende el depósito mineral para recuperar y extraer productos minerales;

Cesión significa la cesión a la Cesionaria de todos los derechos otorgados a la Cedente y las obligaciones asumidas por ésta en el Contrato de Opción San Francisco, conforme a las disposiciones de la Cláusula 4,

Concesión Minerasignifica la concesión minera de explotación título no. 191486que ampara los derechos de exploración y explotación sobre el lote minero “San Francisco” ubicado en el Municipio de Guazaparez, Estado de Chihuahua, incluyendo toda concesión o interés que de ésta se deriven,

esteContratosignifica el presente Contrato, según sea adicionado o modificado por las partes,

Contrato de Opción San Francisco, significa el contrato de Exploración con Opción a Compra ratificado notarialmente en la ciudad de Chihuahua , Chihuahua, el 25 de Junio del 2004 entre la Cedente (actuando como la Exploradora) y MINERA RACHASA, SA de CV (actuando como la Concesionaria) ante la LIC. MARCELA REYNA MOLINAR, adscrita a la notaría pública número 7 en el Distrito Judicial de Morelos, Estado de Chihuahua, mediante el cual la Concesionaria otorgó a la Cedente el derecho exploración y la opción de compra del 100% de la titularidad de la Concesión Minera por un término de sesenta meses a partir de la fecha de su firma; dicho Contrato se adjunta al presente instrumento en Anexo A,

Regalía, significa la regalía del 0.5% de liquidaciones netas recibidas por la venta de mineral extraído de la Concesión Minera, a pagarse a la Cedente conforme a la Cláusula Sexta y Anexo B “Regalía Sobre Liquidaciones Netas de Fundición” del presente Contrato;

Regalías de la Concesionaria, significa la regalía del 2% (dos porciento) de liquidaciones netas recibidas por la venta de mineral extraído de la Concesión Minera, a pagarse a la Concesionaria conforme a la Cláusula Cuarta del Contrato de Opción San Francisco.

CLAUSULA 2
MANIFESTACIONES Y GARANTIAS DE LA CEDENTE Y LA CONCESIONARIA

2.1 La Cedente y la Concesionaria en forma individual y colectiva manifiestan y garantizan a la Cesionaria que,

(a)  la Concesionaria es titular exclusivo de la Concesión Minera y mantendrá dicha titularidad conforme al presente Contrato para permitir a la Cesionaria el ejercicio del derecho de Opción, conforme al Contrato de Opción San Francisco,

(b)  la Concesión Minera se encuentra, a la fecha de la firma del presente Contrato y continuarán durante la vigencia del mismo, (a) libre de todo gravamen (con excepción de las Regalías de la Concesionaria), afectación y reclamación de tercero alguno, y libres de disputa respecto a su titularidad, (b) en pleno cumplimiento con las obligaciones impuestas por la Ley Minera, (c) libres de los efectos jurídicos de todo contrato u opción, y de cualquier derecho o privilegio capaz de convertirse en acuerdo u opción para la compra o adquisición de alguno de sus derechos derivados,

(c)  el Concesionario posee la capacidad legal requerida conforme a derecho mexicano para consentir a la presente Cesión y para otorgar a la Cesionaria la Opción,

(d)  la Concesión Minera ha sido válidamente ubicada y se encuentra debidamente descrita en la definición de “Concesión Minera”,

(e)  a la fecha del presente Contrato, el Contrato de Opción San Francisco se encuentra,

(i)	vigente, obligatorio para las partes contratantes de los mismos y aplicable conforme a sus términos,

(ii)	en pleno cumplimiento de las obligaciones contenidas en el mismo;

(iii)
libre de toda reclamación, disputa, demanda o procedimiento que se hubiera instituido en contra o con respecto a cualquiera de los derechos y obligaciones pactados en dicho instrumento, y dichos declarantes no tienen conocimiento de que exista causa para lo anterior.

CLAUSULA 3
MANIFESTACIONES Y GARANTIAS DE LA CESIONARIA

3.1	La Cesionaria manifiesta y garantiza que

(a)
posee la capacidad legal requerida conforme a derecho para adquirir como dueño: (i) la titularidad de concesiones mineras ubicadas dentro del territorio de los Estados Unidos Mexicanos, en conformidad con el artículo 11 de la Ley Minera en vigor, y (ii) derechos reales ubicados fuera del área constitucionalmente restringida dentro de territorio mexicano conforme al artículo 10-A de la Ley de Inversiones Extranjeras y artículo 8 de su Reglamento,

(b)	se encuentra al corriente respecto a sus obligaciones registrales ante el Registro Público de Minería y el Registro Nacional de Inversiones Extranjeras,

(c)	ha obtenido todas las aprobaciones, licencias y registros requeridos para la celebración y cumplimiento del presente Contrato y, en particular para la adquisición de la presente Cesión y la Opción.

CLAUSULA 4
CESION DE CONTRATO

4.1.
La Cedente en el presente acto cede y transmite a la Cesionaria todos sus derechos y obligaciones pactados en el Contrato de Opción San Francisco (adjunto en Anexo A al presente Contrato), en las condiciones en que existen a la fecha de la firma del presente Contrato.

4.2.
La Cesionaria en el presente acto acepta y adquiere la Cesión y asume en lo sucesivo todos los derechos y las obligaciones de la Cedente pactadas en el Contrato de Opción San Francisco, en las condiciones en que existen a la fecha de la firma del presente Contrato.

4.3.
La Concesionaria otorga su consentimiento irrevocable para la celebración de la Cesión y reconoce que la Cesionaria ha adquirido en lo sucesivo todos los derechos y las obligaciones de la Cedente pactados en el Contrato de Opción San Francisco, en las condiciones en que existen a la fecha de la firma del presente Contrato, tal y como si dicho Contrato hubiera sido celebrado originalmente por la Cesionaria.

CLAUSULA 5
DERECHOS Y OBLIGACIONES DE LA CESIONARIA

5.1.
Sin limitar el alcance, interpretación o generalidad de las disposiciones contenidas en el Contrato de Opción San Francisco, los derechos adquiridos en el presente acto por la Cesionaria, conforme a los términos de dicho Contrato, incluyen, entre otros:

(a)
el derecho exclusivo y la opción, más no la obligación, de comprar, durante el término de sesenta meses a partir de la fecha de la firma del Contrato de Opción San Francisco, el 100% de la titularidad de la Concesión Minera mediante el pago de la cantidad de $250,000 US (Doscientos Cincuenta Mil dólares de los Estados Unidos de América);

(b)
el derecho exclusivo de ejecutar, durante el término de sesenta meses a partir de la fecha de la firma del Contrato de Opción San Francisco, las Actividades Mineras sobre el área superficial que comprende la Concesión Minera.

5.2.
Sin limitar el alcance, interpretación o generalidad de las disposiciones contenidas en el Contrato de Opción San Francisco, las obligaciones asumidas en el presente acto por la Cesionaria conforme a los términos de dicho Contrato, incluyen, entre otras:

a)	la obligación de ejecutar las Actividades Mineras conforme a lo ordenado por la legislación aplicable en materia minera y protección al medio ambiente,

b)	la obligación del pago a la Concesionaria de la Regalía de la Concesionaria, conforme a lo pactado en la Cláusula Cuarta del Contrato de Opción San Francisco,

c)	la obligación de pagar los derechos de minería impuestos a la Concesión Minera generados a partir de la fecha de la firma del Contrato de Opción San Francisco;

d)	la obligación de pago de las obligaciones estipuladas en la Cláusula Cuarta del Contrato de Opción San Francisco.

CLAUSULA 6
REGALIAS DE LA CEDENTE

6.1.
La Cedente se reserva, y la Concesionaria y la Cesionaria reconocen, el derecho al 0.5% (medio punto porcentual) de las liquidaciones netas recibidas por la venta de todo mineral extraído comercialmente de la Concesión Minera durante el término en que este Contrato se encuentre en vigor. La Regalía establecida en la presente cláusula deberá ser pagada a la Cedente conforme a los término y condiciones establecidos en el Anexo B (“Regalías Sobre Liquidaciones Netas de Fundición”) adjunto al presente Contrato.

CLAUSULA 7
DISPOSICIONES GENERALES

7.1.
Terminación Anticipada. La Cesionaria , pero no la Cedente o la Concesionaria, podrá en cualquier tiempo con anterioridad al ejercicio del derecho de Opción, renunciar a sus derechos y terminar el presente Contrato mediante notificación por escrito a la Cedente y la Concesionaria con treinta (30) días de anticipación; en caso de dicha terminación anticipada, el presente Contrato se tendrá por terminado en todos sus términos y dejará de surtir sus efectos jurídicos conforme a derecho, excepto con relación a las obligaciones de la Cesionaria incurridas con anterioridad a la fecha de dicha terminación.

7.2.
Reinstauración del Contrato de Opción San Francisco. En caso de terminación anticipada por parte de la Cesionaria conforme a la Cláusula 7.1. del presente Contrato, los efectos jurídicos del Contrato de Opción San Francisco serán reinstaurados en su forma original tal y como si el presente Contrato nunca se hubiere celebrado (con excepción de los pagos hechos por la Cesionaria conforme a los términos del mismo, los cuales deberán ser considerados como si hubieran sido realizado por la Cedente) y la Cedente será de nueva cuenta la acreedora exclusiva de los derechos y la única responsable de las obligaciones pactadas en el Contrato de Opción San Francisco, en la condición jurídica en que existieren dichos derechos y obligaciones a la fecha de dicha Terminación Anticipada.

7.3.	Notificaciones. Todos los avisos o notificaciones que deban darse entre las partes como resultado de la aplicación del presente contrato deberán darse por escrito y deberán ser dirigidos a las partes al domicilio que corresponda a su último domicilio manifestado para efectos de este Contrato, el cual hasta que no exista comunicación por escrito en contrario deberá entenderse que es el siguiente:

A la Cesionaria:	A La Cedente:
SUNBURST MINING DE MEXIC, SA DE CV
Atención: Al Administrador Único
Sunburst Mining de México, SA de CV
Av. Del Mar No. 1022-5 Zona Costera
Mazatlán, Sinaloa, México. C. P.82149
México.
Tel. (6699) 90 05 48
Fax.(6699) 86 98 59
MINERA RIO TINTO, S.A. DE C.V. Atención: Mario Ayub Touche Minera Rio Tinto, SA de CV Av. Pascual Orozco No.2117 La Cima, Chihuahua, Chihuahua, Tel. (614) 414-7191

 A la Concesionaria:

MINERA RACHASA, SA de CV
Atención: RAFAEL MARIO CHAVEZ SAENZ
Niños Héroes No.410 Colonia Centro
Chihuahua, Chihuahua, México,

Las partes podrán cambiar sus domicilios mediante notificación con diez días de anticipación a la otra parte.

Todas las notificaciones deberán ser hechas: (i) personalmente, o (ii) mediante medios electrónicos, con confirmación subsiguiente por correo certificado o registrado solicitando la confirmación de recepción correspondiente, o (iii) mediante correo certificado o registrado solicitando la confirmación de recepción correspondiente o mediante servicio de paquetería comercial. Toda notificación será válida y se considerará que ha sido recibida (i) si fue hecha personalmente, en la fecha en la que fue hecha si es que fue hecha durante horario normal de trabajo, y si no fue hecha en horario normal de trabajo, en el día hábil siguiente a la fecha de la notificación, (ii) si hecha mediante medios electrónicos, en el día hábil siguiente al recibo de la confirmación enviada por correo certificado o registrado, y (iii) si solamente fue hecha mediante correo o paquetería comercial, en el día hábil siguiente a su recepción.

7.4. Derecho y Tribunales Aplicables. El presente Contrato deberá ser interpretado y estará regulado por las disposiciones aplicables de la Ley Minera y su Reglamento, el Código de Comercio y el Código Civil del Estado de Chihuahua, México. Para el caso de interpretación, cumplimiento o ejecución del presente Contrato o interpretación de lo no expresamente estipulado en el mismo, las partes se someten a la competencia de los tribunales estatales y federales con cede y competencia en la Ciudad de Chihuahua, Estado de Chihuahua, renunciando a la jurisdicción de cualquier otro juzgado, tribunal o corte, de cualquier naturaleza, a la que pudieran tener derecho en virtud de sus domicilios actuales o futuros, o en virtud de cualquier dispositivo legal que fuera o pudiera ser aplicable.

7.5. Convenio Adicional. Las partes deberán celebrar o diligenciar la celebración oportuna de cualquier documento, escritura, transmisión u otro acuerdo adicional que sea razonablemente necesario o requerido para consumar el otorgamiento a la Cesionaria de la opción exclusiva de compra de la Concesión Minera y/o para inscribir el presente Contrato en el Registro Público de Minería de la Dirección General de Minas.

7.6. Idiomas. Las partes firman y celebran el presente contrato en los idiomas Español e Ingles; en caso de discrepancia entre las dos versiones, la versión en Español prevalecerá. Las partes reconocen haber obtenido el suficiente asesoramiento legal independiente y el haber leído y entendido (a través de sus respectivos intérpretes y asesores legales) los efectos legales y validez del presente Contrato en las versiones Español e Ingles. La versión en Ingles se anexa para referencia como anexo C, el cual forma parte integra del mismo para todos los efectos legales a que haya lugar.

EN CONSTANCIA DE LO ANTERIOR las partes celebran el presente Contrato en la fecha antes señalada.

"CEDENTE"
MINERA RIO TINTO, S. A. DE C. V.

MARIO AYUB TOUCHE
ADMINISTRADOR UNICO

TRACY ALLIN MOORE
ADMINISTRADOR UNICO

"CONCESIONARIA"
MINERA RACHASA, SA DE CV

RAFAEL MARIO CHAVEZ SAENZ

ANEXO A
CONTRATO DE OPCION SAN FRANCISCO

ANEXO B
REGALIAS SOBRE LIQUIDACIONES NETAS DE FUNDICION

ARTICULO I

DEFINICIONES

Todos los términos en mayúsculas que se utilicen pero que no sean definidos en el presente Anexo deberán tener el significado asignados a dichos términos en el presente Contrato. Los términos siguientes los cuales son utilizados en el presente instrumento deberán tener los siguientes significados (en caso que cualquier término o definición en este Anexo estuviera en conflicto con algún término o definición señalado en el Contrato, el término o definición en el presente Anexo deberá prevalecer o gobernar):

1.2	“Afiliado” significa toda Persona que directa o indirectamente Controla, es Controlada o se encuentra bajo el Control común de una de las partes del presente Contrato.

1.3
“Contrato” significa el presente Contrato de Cesión de Contrato celebrado con respecto a la Propiedad por el Otorgante y el Propietario de la Regalía al cual el presente Anexo se adjunta y forma parte.

1.4	“Deducciones Permitidas ” significa los siguientes gastos que serán deducidos de los Ingresos:

a)
gastos de fundición y refinación, muestreo y tratamiento, así como castigos incluyendo de forma enunciativa mas no limitativa, pérdidas de metal y castigos por impurezas, así como los cargos por refinación, venta y manejo por la fundición y refinería (incluyendo los cargos de la participación del precio por las refinaciones y/o refinería);

a.
b)
gastos de manejo, transportación y aseguramiento de dicho material de los lotes mineros o de un concentrador, ya sea que se encuentre situado dentro o fuera de dichos lotes, a una fundición, refinería u otro lugar para su tratamiento, y en el caso de concentrados de oro, plata u otro metal precioso, los costos de seguro;

c)	impuestos ad-valorem e impuestos basados en las ventas de producción, en caso de que sean aplicables, pero no el Impuesto sobre la Renta;

d)	gastos de mercadotecnia, incluyendo comisiones por la venta de los Productos Minerales; y,

e)	cualquier otro gasto que convengan las partes por escrito.

1.5	“Area de Interés” significa el área superficial amparadas por la Concesión Minera.

1.6	“Compañía” significa Sunburts Mining de México, S.A. DE C.V., sociedad debidamente constituida conforme a las leyes de los Estados Unidos Mexicanos, la cual es la Otorgante en el presente Contrato, así como sus sucesores y causahabientes permitidos.

1.7
“Producción Comercial” significa el momento en el cual el Otorgante o su operador autorizado realice recuperación sostenida a gran escala la cual produce una cantidad de Productos suficiente para indicar claramente que el propósito principal es la producción a gran escala y no producción simplemente con la intención de obtener información, análisis o prueba de equipo o de la planta.

1.8
“Control” utilizado como verbo, cuando se usa con respecto a un ente, la habilidad de dirigir, directa o indirectamente a través de uno o más intermediarios, o de causar la dirección de la administración y políticas de dicho ente mediante (a) la propiedad o el beneficio de títulos de crédito con derechos de voto o membresía; (b) el derecho de nombrar administradores, consejeros o administración corporativa; (c) contratos; (d) convenios de operación; (e) fideicomisos con derechos de voto; o de alguna otra forma; y cuando el término se usa con respecto a una persona física, significa la habilidad legal o real para controlar las acciones de otra persona a través de relaciones de parentesco, gestoría, contrato o de cualquier otra forma; y cuando el término “Control” es usado como sustantivo, significa el interés que otorga a su poseedor la habilidad de ejercer cualquiera de los poderes señalados anteriormente.

1.9	“Ingreso Contable” significa lo siguiente:

1.9.1
En lo casos en los que el Otorgante o sus Afiliados produzcan como Producto final o hayan producido como Producto final mediante un contrato de operación, fundición o refinación, o mediante cualquier otra transacción que resulte en acreditamiento o reembolso a la cuenta del Otorgante o sus Afiliados: (a) un material de cobre que reúna ya sea los requerimientos aceptables de entrega establecidos por el London Metal Exchange (“LME”) para el caso de Cobre Cátodo o para Cobre de Alta Ley que reúna los requerimientos de entrega de la division de COMEX del New York Mercantile Exchange ("COMEX"); y/o (b) bulion fino de oro de 0.995 o mejor (“Bulion de Oro”); y/o (c) bulion de silver de 0.9995 o mejor (“Bulion de Plata”), en cada caso concentrados de mineral u otro material que haya sido minado y removido de la Propiedad; entonces, sin importar lo pactado en contrario en este Anexo, el término “Ingreso Contable” por dicho metal deberá ser entendido que significa el número neto de libras avoirdupois de cobre y/o onzas troy de Bulion de Oro y/o Bulion de Plata, según sea el caso, acreditado o reembolsado a la cuenta del Otorgante o sus Afiliados en un trimestre de calendario, multiplicado por: (i) para el metal de cobre, el promedio del Precio de Compra del LME para el caso de Cobre Cátodo de Ley “A” y en caso de Cobre de Alta Ley de COMEX el promedio del precio más cercano de spot en COMEX, en ambos casos durante el trimestre de calendario durante el cual dicho cobre es acreditado o reembolsado; (ii) para el Bulion de Oro, el promedio del Precio Fijo del London Bullion Market Association

P.M. para el trimestre de calendario en el cual dicho metal es acreditado o reembolsado; o (iii) para el Bulion de Plata, el promedio del Precio Fijo del London Bullion Market Association para el trimestre de calendario en el cual dicho metal es acreditado o reembolsado.

1.9.2
El precio promedio para el trimestre de calendario respectivo deberá ser determinado dividiendo la suma de todos los precios diarios publicados durante el trimestre respectivo por la suma del número total de días en lo que dichos precios fueron publicados. El precio publicado deberá ser obtenido, en el caso del Cobre Cátodo de Ley A del LME o el Cobre Grado COMEX, de la publicación Platt’s Metals Price Alert, Metals Week Monthly Averages por el periodo aplicable o en Metals Bulletin, pero siendo corregidos por las publicaciones oficiales del COMEX o el London Metal Exchange en los casos en que existieren errores de imprenta; y en el caso de todos los otros precios, en la publicaciones The Wall Street Journal, Reuters, u otras fuentes fidedignas seleccionadas por el Otorgante. Si el precio de compra del LME para Cobre Cátodo Ley A, o el precio de spot COMEX más cercano para el Cobre de Alta Ley o el Precio Fijo del Bulion de Oro del London Bullion Brokers P.M. o el Precio Fijo del Bulion de Plata del London Bullion Brokers P.M., según sea el caso, dejara de publicarse, las Partes deberán acordar un método alternativo para determinar el precio promedio diario de spot para el cobre refinado, el Bulion de Oro o el Bulion de Plata, según sea el caso, y si no llegaran a un acuerdo, será usado el promedio diario del precio de compra del LME aplicable durante dicho periodo, según sea el caso, que sea determinado razonablemente por el Otorgante.

1.9.3
En los casos en los que un Producto intermedio que no se haya descrito anteriormente como Producto final sea distribuido a un Afiliado del Otorgante y dicho Producto intermedio es convertido por dicho Afiliado a un Producto que reúna los estándares descritos en esta definición, entonces para efectos de calcular el Ingreso Contable, dicho Producto será considerado como producido, y el Ingreso Contable como recibido, por el Otorgante.

1.10
“GAAP” significa los principios contables generalmente aceptados que se describen en las opiniones y pronunciamientos del Consejo de Principios Contables del Instituto Americano de Contadores Públicos Certificados y en los pronunciamientos del Consejo de los Estándares sobre Contabilidad Financiera, de tiempo en tiempo, aplicados en forma consistente.

1.11	“Otorgante” significa la Compañía y sus sucesores y causahabientes.

1.12	Mina significa toda excavación en la tierra o en jales, ya sea que sea trabajada o no, hecha con el propósito de extraer o explotar Productos, y deberá incluir:

(a)
todo tiro, mina de superficie, túnel o abertura, subterránea o de cualquier otra naturaleza, de la cual o a través de la cual los Productos son o podrán ser removidos o extraídos por cualquier método, en cantidades mayores a las requeridas para efectos de evaluación;

(b)
el área de minado y todo edificio, estructura, desechos de mina, maquinaria, equipo, herramientas, caminos de acceso, pistas de aterrizaje, cables de electricidad, instalaciones de generación de energía, instalaciones de secado y evaporación, ductos, vías férreas y otras instalaciones para el minado, transportación, almacenamiento y depósito de Productos, desechos y otros materiales; y

(c)	otras instalaciones u objetos requeridos o pretendidos para el uso o con el propósito o en conexión con dicha extracción o explotación.

1.13	“Ingreso Neto” significa el Ingreso menos las Deducciones Permitidas con relación a dicho Ingreso, en cada caso por el trimestre de calendario aplicable.

1.14	“Regalía sobre Liquidaciones Netas” significa la regalía otorgada mediante el presente Anexo B.

1.15
“Persona” significa todo individuo, corporación, fideicomiso, asociación ilimitada, sociedad anónima, participación conjunta, organización no constituida, firma, estado, autoridad de gobierno o cualquier agencia o subdivisión política de las anteriores, o cualquier otro ente.

1.16
“Ingreso por Producto Físico” significa todo ingreso recibido por Productos distintos a los descritos en la definición de “Ingresos Contables”. La cantidad de dichos ingresos será determinada de la siguiente manera:

1.16.1
Si los Productos minados o extraídos de la Propiedad son vendidos a una fundidora, refinería o a otro comprador (distintos al Otorgante o Afiliados del Otorgante) en forma de Producto crudo o intermedio que no reúne los requerimientos establecidos en la subsección 1.9.1 de la definición de “Productos Contables” para metales a los que se refiere dicho apartado (por ejemplo la venta de concentrados de cobre) o son distribuidos a un Afiliado pero no son convertidos por dicho Afiliado en Producto final que reúne los requerimientos de la definición de “Ingreso Contable” de los metales previstos anteriormente, entonces la cantidad del Ingreso por Producto Físico con respecto a dicho Producto crudo o intermedio deberá ser igual a la cantidad de ingreso neto recibido realmente por el Otorgante por la venta física de los Productos a la fundidora, refinería u otro comprador de los metales pagables contenidos en dichos Productos, incluyendo los bonos, premios y subsidios, y una vez deducidas las Deducciones Permitidas, ya sea que hayan sido deducidas por el comprador o pagadas o incurridas por el Otorgante. En los casos en los que dichos Productos son distribuidos en especie a un Afiliado del Otorgante y posteriormente vendidos sin procesamiento adicional por dicho Afiliado o en su representación, dicha venta deberá ser considerada como una venta realizada por el Otorgante para efectos de cómputo de los cálculos en esta subsección 1.19.1 y se considerará que el Otorgante ha recibido el Ingreso respectivo.

1.16.2
Si Productos minados y extraídos de la Propiedad y distribuidos a un Afiliado mediante una transacción que no esté prevista ni en la subsección 1.19.1 o en la definición e Ingreso Contable, entonces en dicho caso el Ingreso que se atribuirá a dichos Productos deberá ser el precio del valor justo de mercado que de otra forma se hubiera recibido de un tercero en una operación no relacionada por la venta de dichos Productos, neto de todas las Deducciones Permitidas incurridas.

1.17
“Productos” significa todo mineral, concentrado, precipitado, cátodo, soluciones de lixiviación, doré, o cualquier otro producto metálico primario, intermedio o final extraído, minado o removido de la Propiedad para su venta comercial. Productos no deberá incluir ningún material minado y extraído de la Propiedad para uso del Otorgate en la construcción de caminos, cimientos, construcciones de concreto u otros usos industriales relacionados con la Propiedad o el material que sea procesado pero que no se haya originado en la Propiedad.

1.18	“Propiedad” para efectos del presente Anexo significa (i) la Concesión Minera con sus modificaciones, cambios o mejoras que se les haga de tiempo en tiempo por el Otorgante.

1.19	“Ingreso” significa la suma del Ingreso por Producto Físico y el Ingreso Contable correspondiente al trimestre de calendario respectivo.

1.20	“Cuenta de Regalías” significa la cuenta contable establecida por el Otorgante o en su representación para el registro de:

(a)  todas las Deducciones Permitidas, como débito, calculadas al valor en efectivo al momento en que el gasto fue incurrido, y

(b)  todo el Ingreso, como crédito,

para efectos del cómputo de la Regalía sobre Liquidaciones Netas pagadera en cada caso por el trimestre de calendario aplicable.

1.21	“Propietario de la Regalía” significa, Minera Río Tinto, S.A. de C.V.

“Porcentaje de la Regalía” significa medio punto porcentual (0.5%).

1.22
“Actividades de Intercambio” significa cualquiera y todas las actividades de protección contra variación de precios realizada por el Otorgante o sus Afiliados con respecto a cualquiera de los Productos, insumos, tazas de interés o cambio de moneda, incluyendo sin limitar, toda venta a futuro y/o contratos de compraventa, contratos de precio spot diferidos, contratos de opción, compras especulativas y venta de contratos a futuro, futuros y opciones, todos ya sean celebrados dentro o fuera de los mercados de valores. Dicha Actividades de Intercambio, y las ganancias y pérdidas generadas por los mismos, deberán ser considerados en el cálculo de las regalías a pagarse al Propietario de la Regalía, en conexión con la determinación de precio, la fecha de la compraventa o la fecha en la que cualquier pago de regalía es exigible.

1.23	“Transmisión” significa toda venta, otorgamiento, cesión, transferencia, afectación, garantía, hipoteca, abandono y toda otra transmisión.

ARTICULO II

COMPUTO Y PAGO DE LA REGALIA SOBRE LOS INGRESOS NETOS

2.1
Cómputo. Para efectos del cómputo de la Regalía sobre las Liquidaciones Netas, el Otorgante deberá multiplicar el Ingreso Neto (registrado como balance positivo en la Cuenta de Regalías) por el Porcentaje de la Regalía, en cada caso por el trimestre de calendario inmediatamente anterior.

2.2
Ninguna Regalía sobre Liquidaciones Netas deberá ser pagada conforme al presente Contrato hasta una vez que el total acumulado de los Ingresos (registrado como créditos en la Cuenta de Regalías) exceda el total acumulado de las Deducciones Permitidas (registradas como débitos en la Cuenta de Regalías) computados desde la fecha de la firma del presente Contrato.

2.3	Pagos.

2.3.1. La obligación del Otorgante del pago de la Regalía sobre las Liquidaciones Netas iniciará a partir de la fecha en la que el Otorgante notifique al Propietario de la Regalía el inicio de la Producción Comercial (según se define en el Contrato).

2.3.2. Una vez que el Otorgante determine que el pago por Regalía sobre Liquidaciones Netas es exigible y acreditable conforme al presente Anexo, el Otorgante deberá pagar al Propietario de la Regalía una cantidad igual a la Regalía sobre las Liquidaciones Netas computados conforme a la sección 2.1 dentro de los cuarenta y cinco (45) días siguientes a la conclusión del trimestre de calendario para el cual el cómputo fue hecho, y deberá entregar con dicho pago una copia de los cálculos utilizados en relación con dicho pago. Todo pago en exceso o insuficiente deberá ser corregido en el trimestre de calendario subsiguiente a la determinación de dicho ajuste.

ARTICULO III

CONTABILIDAD

3.1
Principios Contable. Sujeto a lo previsto en legislación fiscal Mexicana en vigor, todos los Ingresos y Deducciones Permitidas deberán ser registrados en la Cuenta de Regalías y determinados en concordancia con GAAP según sean aplicados por el Otorgante. Los Ingresos y las Deducciones Permitidas deberán ser determinadas por el método contable de incremento

ARTICULO IV

AUDITORIAS

4.1  Auditorías. El Propietario de la Regalía, mediante notificación previa por escrito, tendrá el derecho de nombrar a una firma independiente de contadores públicos para auditorar los registros relacionados con el cómputo de la Regalía sobre las Liquidaciones Netas, dentro de los dos (2) meses siguientes al recibo de uno de los pagos señalados en la Sección 2.1 anterior. Todo cómputo que no sea auditado conforme a lo anterior será considerado como final y no estará sujeto en lo subsiguiente a auditoría u objeción.

4.2  Disputas. Se considerará que el Propietario de la Regalía ha renunciado al derecho que pudiera tener para objetar un pago hecho por cualquier trimestre de calendario, al menos que notifique por escrito dicha objeción dentro de los dos (2) meses siguientes del recibo del pago final correspondiente a dicho trimestre de calendario.

ARTICULO V

GENERAL

5.1  Récords. El Otorgante deberá conservar récords fidedignos respecto a tonelaje, volumen de Productos, análisis de Productos, peso, humedad, ensayes sobre metales pagables contenidos y otros récords, según sea apropiado, con respecto al cómputo de la Regalía sobre Liquidaciones Netas establecida en el presente Contrato.

5.2  Operaciones. El Otorgante y sus Afiliados tendrán derecho a (i) tomar todas las decisiones operativas con respecto al método y magnitud del minado y procesamiento de los Productos minados o derivados de la Propiedad (por ejemplo, sin limitación, la decisión de procesar mediante lixiviación en lugar de por trituración convencional), (ii) tomar todas las decisiones relacionadas con la venta de los Productos, y (iii) tomar todas las decisiones concernientes a la clausura temporal o a largo plazo de las operaciones.

5.3  Interés Jurídico. Ninguna de las estipulaciones contenidas en el presente Contrato al cual este Anexo se adjunta y del que es parte podrán ser interpretadas como un otorgamiento al Propietario de la Regalía de ningún derecho sobre la Propiedad o dominio sobre ésta. El derecho a recibir la Regalía sobre las Liquidaciones Netas del Otorgante, cuando y si esta se convierte exigible, será y se considerará como un derecho contractual solamente. Además, el derecho a recibir dicha Regalía sobre las Liquidaciones Netas cuando y si esta se convierte en exigible, no deberá ser interpretado como un nombramiento al Otorgante como socio, gestor o representante legal del Propietario de la Regalía o como la creación de una relación de mandato entre las partes para ningún propósito en lo absoluto.

5.4  Derecho a Inspeccionar. El Propietario de la Regalía o su representante autorizado podrá, mediante notificación previa de por lo menos treinta (30) días al Otorgante, entrar a la superficie o porciones de superficie de la Propiedad con el propósito de inspeccionar la Propiedad, o sus mejoras y operaciones, y podrá inspeccionar y copiar todos los récords e información concerniente al cómputo de su interés, incluyendo sin limitar, todos los récords e información que sean mantenidos electrónicamente. El Propietario de la Regalía o su representante autorizado entrará a la Propiedad a su propio riesgo y no podrán irrazonablemente trastornar las operaciones realizadas en la Propiedad o con relación a ésta. El Propietario de la Regalía indemnizará y liberará de responsabilidad al Otorgante y Afiliados (incluyendo, sin limitación, compañías matrices directas e indirectas), así como a sus respectivos consejeros, funcionarios, accionistas, trabajadores, gestores y abogados de toda responsabilidad legal que pudiera ser imputada, declarada o incurrida por cualquiera de ellos como resultado de alguna lesión causada al Propietario de la Regalía o a sus gestores o representantes por el ejercicio de los derechos otorgados en la presente cláusula del Propietario de la Regalía.

5.5	Notificaciones.

Toda notificación, pago y cualquier otra comunicación (en lo sucesivo las “Notificaciones”) permitidas o requeridas en el presente Contrato deberán ser hechas por escrito y dirigidas a los domicilios del Otorgante y del Propietario de la Regalía en la forma y en los términos descritos en el Contrato de Opción de Compra al cual se adjunta el presente Anexo.

5.6	Confidencialidad.

5.6.1
Con excepción a lo previsto en la Sección 5.6.2, ninguna información o data entregada al Propietario de la Regalía conforme los términos del presente Anexo será diseminada por el Propietario de la Regalía a ningún tercero o al público en general, sin el consentimiento previo del Otorgante, el cual no deberá ser negado sin razón.

5.6.2	El consentimiento requerido conforme a la Sección 5.6.1 no aplicará a la diseminación:

5.6.2.1	a un Afiliado o representante que posee de Buena fe la necesidad de ser informado (pero sujeto a las obligaciones de confidencialidad contenidas en esta sección);

5.6.2.2
a una dependencia de gobierno o al publico cuando el Afiliado que realiza la diseminación cree de Buena fe que la misma es requerida por mandato de ley aplicable o por los reglamentos de un mercado de valores;

5.6.2.3
realizada en relación a un litigio o arbitraje relacionado con una de las Partes cuado dicha diseminación es requerida por el tribunal correspondiente o es, por consejo del abogado de dicha Parte, necesaria para la consecución del juicio, pero sujeto a la notificación previa a la otra Parte para permitir a dicha otra Parte el perseguir acciones preliminares protectoras.

5.6.3
Previo a cualquier diseminación descrita en las Subsecciones 5.6.2.1, 5.6.2.2 o 5.6.2.3 anteriores, dicha tercera Parte deberá primeramente acordar el proteger la información confidencial de diseminación adicional en el mismo grado al que las Parte están obligadas bajo la Sección 5.6.

Independientemente de todo lo contenido en el presente Contrato en contrario, ninguna de las Partes deberá diseminar conforme al presente Contrato ninguna información geológica, de ingeniería o de otra naturaleza a ninguna tercera Persona sin comunicar asimismo la existencia y naturaleza de todo protección legal que acompaña a dicha información y los requerimientos de la ley aplicable o reglamento o reglas de algún mercado de valores aplicable respecto a la diseminación pública, según sea el caso.

5.7
Mixtura. El Otorgante tendrá el derecho de revolver ore, concentrados, minerales y otro material minado y extraído de la Propiedad de los cuales los Productos han de producirse, con otro ore, concentrados, minerales u otro material minado o extraído de otras propiedades; sujeto, sin embargo, a que el Otorgante deberá calcular de muestras representativas las leyes promedio de los mismos y otras medidas según se consideren apropiadas, y deberá pesar (o calcular el volumen) del material con anticipación a ser revuelto. Al obtener las muestras representativas, calcular las leyes promedio del ore y promedio de porcentajes de recuperación, el Otorgante podrá utilizar cualquier procedimiento aceptable en la industria minera y metalurgista que considere apropiado para el tipo de actividad de minado y procesamiento que sea conducida y, en ausencia de fraude, su elección de dicho procedimiento será final y obligatorio para el Propietario de la Regalía. Además, procedimientos similares podrán ser utilizados por el Otorgante para atribuir a los materiales revueltos cualquier castigo y otro cargo y deducciones, si existieren, que sean impuestos por la fundidora, refinería o comprador de dicho material.

5.8
Cambio de Propiedad del Derecho a la Regalía sobre Liquidaciones Netas. Ningún cambio o división de los derechos de propiedad de la Regalía sobre Liquidaciones Netas, realizado de cualquier forma, deberá incrementar las obligaciones o disminuir los derechos del Otorgante. El Propietario de la Regalía acuerda que cualquier cambio en la propiedad de la Regalía sobre las Liquidaciones Netas deberá ser realizado en una manera que garantice que el Otorgante solo será requerido para hacer pagos y entregar notificaciones a no más de una sola Persona, y en caso de incumplimiento a lo anterior, el Otorgante y sus Afiliados podrán retener todos los pagos que fueran adeudados, en fideicomiso hasta que el incumplimiento fuere resuelto. Ningún cambio o división de los derechos de propiedad de la Regalía sobre las Liquidaciones Netas será obligatorio para el Otorgante hasta que una copia certificada del instrumento donde consta dicho cambio o división de propiedad haya sido recibido por el Otorgante.

5.9
Cesión del Otorgante. El Otorgante tendrá el derecho de Transmitir todo o una porción de su interés jurídico en la Propiedad. Si el Otorgante Transmite todo o una porción de su interés jurídico en la Propiedad, una vez obtenida por parte del cesionario la subrogación de las obligaciones del Otorgante conforme al presente Anexo con respecto al interés jurídico transmitido, el Otorgante deberá por consiguiente ser liberado de toda obligación de pago de regalía conforme al presente Anexo con respecto a cualquier regalía que pudiera resultar subsiguientemente con respecto al interés jurídico transmitido.